Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of The Eastern Company for the year ended December 28, 2019 of our reports dated March 5, 2020 included in its Registration Statement on Form S-8 (Nos. 333-21349, 333-21351, 333-45315, 333-62196, 333-115109 and 333-169169) relating to the financial statements and financial statement schedules and internal controls for the two years ended December 28, 2019 listed in the accompanying index.

/s/Fiondella, Milone & LaSaracina LLP
Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut
March 5, 2020